EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Nautilus, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-204455, 333-126054, 333-46936, and 333-79643) on Form S-8 of Nautilus, Inc. of our reports dated February 26, 2020, with respect to the consolidated balance sheets of Nautilus, Inc. as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive (loss) income, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appears in the December 31, 2019 annual report on Form 10-K of Nautilus, Inc.

Our report on the consolidated financial statements refers to a change in accounting for Leases as of January 1, 2019 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

/s/ KPMG LLP

Portland, Oregon
February 26, 2020